REGISTERED                                                           REGISTERED
NO.
CUSIP NO.

                      VIRGINIA ELECTRIC AND POWER COMPANY
                          MEDIUM-TERM NOTE, SERIES F
                                 (FIXED RATE)

[Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by The Depository Trust Company (the Depositary) (55 Water Street, New York, New
York) to a nominee of the Depositary or by a nominee of the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such Depositary. Unless (i) this certificate is presented by an authorized representative of the Depositary to the issuer or its agent for registration of transfer, exchange or payment,
(ii) any certificate issued is registered in the name of Cede & Co. or in such other names as requested by an authorized representative of the Depositary and
(iii) any payment is made to Cede & Co. or such other name ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof has an interest herein.]*

Principal Amount:     Interest Rate:         Maturity Date:



Original Issue Date:  Initial Redemption     Annual Redemption
                      Percentage:            Percentage Reduction:



Initial Redemption    Limitation Date:       Authorized Denomination
Date:                                        (if other than U.S.
                                             $1,000 and integral
                                             multiples thereof):

Refunding Rate:       Specified Currency:    Additional Terms (if
                                             any):

Interest Payment      Regular Record         Exchange Rate Agent:
Date(s):              Date(s):

  Virginia Electric and Power Company, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the Company, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns, the principal sum of

on the Maturity Date shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each Interest Payment Date as specified above in each year, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Maturity Date shown above (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Maturity Date or Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Medium-Term Note, Series F (the Note), or one or more predecessor Notes, is registered at the close of business on the Regular Record Date for such interest, which shall be the Regular Record Date as specified above (whether or not a Business Day, as hereinafter defined), as the case may be, next preceding such Interest Payment Date, provided, however, that, if the Original Issue Date shown above is between a Regular Record Date and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Regular Record Date with respect to such second Interest Payment Date; and provided, further, that interest payable on an Interest Payment Date that is the Maturity Date or Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture (hereinafter defined), any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made in immediately available funds (upon surrender of the Note, in the case of payment due at the Maturity Date or upon earlier redemption, at the Corporate Trust Office of the Trustee, maintained for that purpose in the Borough of Manhattan, New York City currently located at 450 W. 33rd St. New York, New York 10001) if such payment of principal or interest is to be made in a Specified Currency other than U.S. dollars, as provided on the reverse hereof, by wire transfer to an account maintained by the Holder hereof in the country of said Specified Currency shown above (the Holder's Overseas Account), as designated by the Holder of this Note by written notice to the Trustee on or prior to the Regular Record Date or at least 16 days prior to the Maturity Date or in connection with any transfer after such 16th day. In the absence of such designation or if such wire transfer cannot be made for any other reason, the Trustee will mail a notice to the address of the Person entitled thereto as such address shall appear on the Security Register on the Regular Record Date for any payment of interest or on the date of such notice in connection with payment of principal, as the case may be, requesting a designation pursuant to which such wire transfer can be made and no such payment shall be made until such designation is made. As more fully provided on the reverse hereof, if payment of principal of (and premium, if any) and interest on this
Note is to be made in U.S. dollars, payment will be made (upon surrender of the Note, in the case of payment due at the Maturity Date or upon earlier redemption, at the foregoing Corporate Trust Office) by wire transfer to an account designated by the Holder (the Holder's U.S. Account) by written notice to the Trustee on or prior to the Regular Record Date or at least 16 days prior to the Maturity Date, or, in the absence of such designation, by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the Regular Record Date for any payment of interest or the Maturity Date shown above or Redemption Date for payment of principal, as the case may be. As more fully provided on the reverse hereof, payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts based on then prevailing exchange rates with respect to the Specified Currency and the U.S. dollar or, if payment of the principal of and interest on this
Note is to be made in a Specified Currency other than U.S. dollars, subject to applicable laws and regulations, in the Specified Currency shown above.
  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the indenture or be valid or obligatory for any purpose.
  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
  TRUSTEE'S CERTIFICATE OF AUTHENTICATION
  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

CHEMICAL BANK,                                 VIRGINIA ELECTRIC AND POWER
             as Trustee                        COMPANY
                            [SEAL OF VIRGINIA
                            ELECTRIC AND POWER
By                          COMPANY APPEARS    By
                            HERE]

             Authorized Officer                          President

                                               By


                                                         Vice President

                                               Attest:


                                                         Assistant Corporate
                                                         Secretary

* The bracketed language would apply to and appear on only a Book-Entry Note.

                            [REVERSE OF NOTE]
                      VIRGINIA ELECTRIC AND POWER COMPANY
                          MEDIUM-TERM NOTE, SERIES F
  This Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under an indenture, dated as of April 1, 1988, as supplemented, (the Indenture) between the Company and Chemical Bank, as Trustee (the Trustee, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as Medium-Term Notes, Series F (the Notes) in aggregate principal amount of up to U.S. $200 million or its equivalent in foreign currencies or currency units, based upon the applicable exchange rate at the time of issuance.
  The Notes are identical except for Specified Currency, denomination, interest rate, issue date, Maturity Date and redemption terms, if any.
  The principal of (and premium, if any) and interest on this Note are payable by the Company in the Specified Currency shown on the face hereof. If this
Note is denominated in a Specified Currency other than U.S. dollars and if the Holder hereof shall have elected to receive payments in U.S. dollars, Chemical Bank, in its capacity as exchange rate agent, or such other Person as shall be appointed by the Company (the Exchange Rate Agent), will convert payments of principal of and interest on this Note to U.S. dollars. The amount to be received by a Holder of this Note electing to receive payments in U.S. dollars will be based on the highest bid quotation in New York City received by the Exchange Rate Agent at approximately 11:00 A.M. New York City time on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive payment in U.S. dollars and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne pro rata by the Holders electing payment in U.S. dollars by deductions from such payments in U.S. dollars.

  As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in New York City provided, however, that, with respect to Notes the payment of which is to be made in a Specified Currency other than U.S. dollars, such day is also not a day on which banking institutions are authorized or required by law or executive order to close in the Principal Financial Center of the country of such Specified Currency (or, in the case of the European Currency Units (ECU), is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs shall not be made). "Principal Financial Center" means the capital city of the country issuing the Specified Currency, except that with respect to U.S. dollars, Deutsche Marks, Dutch Guilders, Italian Lire, and Swiss Francs, the "Principal Financial Center" shall be New York City, Frankfurt, Amsterdam, Milan, and Zurich, respectively.

  If this Note is denominated in a Specified Currency other than U.S. dollars, the Holder of this Note may elect to receive payment of the principal of and interest on this Note in U.S. dollars by transmitting a written request for such payment to the Trustee at its Corporate Trust Office in New York City on or prior to the Regular Record Date or at least 16 days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or may be by cable, telex or other form of facsimile transmission. The Holder of this Note need not file a separate election for each such payment. Such election, once properly made, will remain in effect until this
Note is transferred or until changed by written notice to the Trustee, but written notice of any such change must be received by the Trustee on or prior to the Regular Record Date or at least 16 days prior to the Maturity Date, as the case may be.
  In order for the Holder of this Note to receive payments by wire transfer, such Holder shall designate an appropriate account (being either the Holder's Overseas Account or the Holder's U.S. Account, as the case may be). Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in New York City on or prior to the Regular Record Date for an Interest Payment Date or at least 16 days prior to the Maturity Date, except as provided on the face hereof. The Trustee will, subject to applicable laws and regulations (in the case of a Specified Currency other than U.S. dollars) and until it receives notice to the contrary or until this Note is transferred, make such payment and all succeeding payments to such Holders by wire transfer to the designated Holder's Overseas Account or Holder's U.S. Account, as the case may be. The Company will pay any administrative costs imposed by banks in connection with making wire transfer of payments, but any tax, assessment, governmental or other charge imposed upon such payments will be borne by the Holder of this Note and deducted therefrom.
  If the Specified Currency other than U.S. dollars is not available for the payment of principal or interest with respect to this Note due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in U.S. dollars on the basis of the applicable Exchange Rate (defined as the noon buying rate in New York City for cable transfers for such Specified Currency, as certified for customs purposes by the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange determined by the Commission of the European Communities or any successor thereto as published in the Official Journal of the European Communities, or any successor publication) as of the most recent date on which an Exchange Rate was available. The Exchange Rate determined as provided above as certified by the Company to the Trustee shall be conclusive absent manifest error. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture. A good faith determination by the Company that the Specified Currency is unavailable shall be binding upon the Trustee and the Holder of this Note.
  In the case where the Interest Payment Date, the Maturity Date or the Redemption Date does not fall on a Business Day, payment of principal (and premium, if any) or interest otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Maturity Date or the Redemption Date and no interest shall accrue for the period from and after the Interest Payment Date, Maturity Date or the Redemption Date.
  Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.
  If so provided on the face of this Note, this Note may be redeemed by the Company on and after the Initial Redemption Date, if any, indicated on the face hereof. If no Initial Redemption Date is set forth hereof, this Note may not be redeemed prior to the Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or in part (provided that any remaining principal amount of this Note shall be equal to an authorized denomination) at the option of the Company, at the applicable Redemption Price (as defined below), together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund. The "Redemption Price" shall initially be the Initial Redemption Percentage, shown on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown on the face hereof, by the Annual Redemption Percentage Reduction, if any, shown on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.
  Notwithstanding the foregoing, the Company may not, prior to the Limitation Date specified on the face hereof, if any, redeem this Note as contemplated by the next preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of monies borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the Refunding Rate specified on the face hereof, if any.
  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, in the coin or currency, and to the manner, herein prescribed.
  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note, for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes having the same Stated Maturity and Original Issue Date, of authorized denominations and of like tenor and for the same aggregate principal amount in the same Specified Currency, will be issued to the designated transferee or transferees.
  The Notes are issuable in registered form only, without coupons, and unless otherwise specified on the face hereof, in denominations of U.S. $1,000 and in integral multiples of U.S. $1,000 in excess thereof or the approximate equivalent of U.S. $1,000 in the Specified Currency in which this Note is denominated (if not U.S. dollars) at the Exchange Rate on the Business Day immediately preceding the trade date, rounded down to the nearest integral multiple of 1,000 units of said Specified Currency and in any amount in excess thereof that is an integral multiple of 1,000 units of such Specified Currency. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes having the same Specified Currency, Stated Maturity and Original Issue Date of any authorized denominations as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.
  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
  No recourse for the payment of the principal of (and premium, if any) or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
  Reference in this Note to "U.S.$" or "U.S. dollars", is to the currency of the United States of America. Reference in this Note to the "Specified Currency" is to the Specified Currency shown on the face hereof. All terms used in this Note and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
  This Note shall be governed by and construed in accordance with the laws of the State of New York.
                              -------------------
                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM--as tenants in common

 TEN ENT--as tenants by the entireties


 JT TEN --as joint tenants with rights of survivorship and not as tenants in common


UNIF GIFT MIN ACT--               Custodian
                    -------------           -------------
                       (Cust)                  (Minor)
                    Under Uniform Gifts to Minors
                    Act
                        ---------------------------------
                                    (State)

    Additional abbreviations may also be used though not in the above list.
                              -------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s), and transfer(s) unto
        Please insert social security or other
         identifying number of assignee

- --------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                                                              Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.



Dated:
      --------------------------------   --------------------------------------

                                         --------------------------------------
                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of the
                                         within instrument in every particular,
                                         without alteration or enlargement, or
                                         any change whatever.